Filed pursuant to Rule 433(d)
Registration Statement No. 333-130373

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the base prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-(877) 867-2654.

Dated: December 1, 2006

Old/Incorrect Information
Deal/Pool Name:   MASTR Asset Backed Securitizations Trust 2006-HE2, Total Pool

Performance Data

Distribution Date	Beginning Pool Balance	30 Day Delq Accts	30 Day Delq Bal	30 Day Delq Bal %	60 Day Delq Accts	60 Day Delq Bal	60 Day Delq Bal %	90+ Day Delq Accts	90+ Day Delq Bal	90+ Day Delq Bal %
9/25/2006	565,291,307.49	214	42,506,517.57	7.740	41	8,236,401.06	1.500	12	2,235,138.79	0.407
8/25/2006	582,846,978.71	55	11,098,042.96	1.963	21	3,496,716.25	0.619	1	370,715.39	0.066
7/25/2006	590,026,906.91	14	2,804,283.47	0.481	0	0.00	0.000	0	0.00	0.000
6/29/2006
Distribution Date	Bankruptcy Balance	Bankruptcy Percent	Foreclosure Balance	Foreclosure Percent	REO Balance	REO Percent	Net Losses	Net Loss Rate	Cumulative Net Losses	Cumulative Net Loss Rate	Loss Severity	CPR (Actual)	Pool Factor	Ending Pool Balance
9/25/2006	242,915.72	0.044	888,571.56	0.162	0.00	0.000	0.00	0.000	0.00	0.000		28.943	93.071	549,146,887.92
8/25/2006	242,985.09	0.043	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000		30.305	95.808	565,291,307.49
7/25/2006	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000		13.150	98.783	582,846,978.71
6/29/2006													100.000	590,026,906.91

New Information
Deal/Pool Name:   MASTR Asset Backed Securitizations Trust 2006-HE2, Total Pool

Performance Data

Distribution Date	Beginning Pool Balance	30 Day Delq Accts	30 Day Delq Bal	30 Day Delq Bal %	60 Day Delq Accts	60 Day Delq Bal	60 Day Delq Bal %	90+ Day Delq Accts	90+ Day Delq Bal	90+ Day Delq Bal %
9/25/2006	565,291,307.49	141	25,320,850.14	4.611	79	17,466,890.81	3.181	19	2,760,537.28	0.503
8/25/2006	582,846,978.71	132	28,983,020.97	5.127	59	11,578,134.32	2.048	1	370,715.39	0.066
7/25/2006	590,026,906.91	76	16,030,527.54	2.750	0	0.00	0.000	0	0.00	0.000
6/29/2006
Distribution Date	Bankruptcy Balance	Bankruptcy Percent	Foreclosure Balance	Foreclosure Percent	REO Balance	REO Percent	Net Losses	Net Loss Rate	Cumulative Net Losses	Cumulative Net Loss Rate	Loss Severity	CPR (Actual)	Pool Factor	Ending Pool Balance
9/25/2006	682,721.22	0.124	7,878,545.25	1.435	0.00	0.000	0.00	0.000	0.00	0.000		28.943	93.071	549,146,887.92
8/25/2006	682,822.06	0.121	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000		30.305	95.808	565,291,307.49
7/25/2006	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000		13.150	98.783	582,846,978.71
6/29/2006													100.000	590,026,906.91

Old/Incorrect Information
Deal/Pool Name:   MASTR Asset Backed Securitizations Trust 2006-WMC2, Total Group

Performance Data

Distribution Date	Beginning Pool Balance	30 Day Delq Accts	30 Day Delq Bal	30 Day Delq Bal %	60 Day Delq Accts	60 Day Delq Bal	60 Day Delq Bal %	90+ Day Delq Accts	90+ Day Delq Bal	90+ Day Delq Bal %
9/25/2006	743,717,396.04	245	48,902,594.33	6.746	17	3,645,350.07	0.503	13	984,285.61	0.136
8/25/2006	757,920,707.76	26	4,117,322.99	0.554	26	4,984,758.14	0.670	0	0.00	0.000
7/25/2006	766,150,151.60	34	5,885,277.65	0.777	0	0.00	0.000	0	0.00	0.000
6/29/2006
Distribution Date	Bankruptcy Balance	Bankruptcy Percent	Foreclosure Balance	Foreclosure Percent	REO Balance	REO Percent	Net Losses	Net Loss Rate	Cumulative Net Losses	Cumulative Net Loss Rate	Loss Severity	CPR (Actual)	Pool Factor	Ending Pool Balance
9/25/2006	113,971.40	0.016	3,278,089.28	0.452	0.00	0.000	0.00	0.000	0.00	0.000		26.051	94.623	724,952,909.10
8/25/2006	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000		19.922	97.072	743,717,396.04
7/25/2006	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000		11.732	98.926	757,920,707.76
6/29/2006													100	766,150,151.60

New Information
Deal/Pool Name:   MASTR Asset Backed Securitizations Trust 2006-WMC2, Total Group

Distribution Date	Beginning Pool Balance	30 Day Delq Accts	30 Day Delq Bal	30 Day Delq Bal %	60 Day Delq Accts	60 Day Delq Bal	60 Day Delq Bal %	90+ Day Delq Accts	90+ Day Delq Bal	90+ Day Delq Bal %
9/25/2006	743,717,396.04	136	24,977,487.46	3.445	72	15,348,676.45	2.117	26	3,700,660.48	0.510
8/25/2006	757,920,707.76	111	19,695,218.04	2.648	96	19,893,686.30	2.675	1	403,454.46	0.054
7/25/2006	766,150,151.60	155	30,234,952.35	3.989	1	403,565.07	0.000	0	0.00	0.000
6/29/2006
Distribution Date	Bankruptcy Balance	Bankruptcy Percent	Foreclosure Balance	Foreclosure Percent	REO Balance	REO Percent	Net Losses	Net Loss Rate	Cumulative Net Losses	Cumulative Net Loss Rate	Loss Severity	CPR (Actual)	Pool Factor	Ending Pool Balance
9/25/2006	113,971.40	0.016	12,783,494.90	1.763	0.00	0.000	0.00	0.000	0.00	0.000		26.051	94.623	724,952,909.10
8/25/2006	1,121,113.03	0.151	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000		19.922	97.072	743,717,396.04
7/25/2006	1,121,900.69	0.148	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000		11.732	98.926	757,920,707.76
6/29/2006													100	766,150,151.60

Old/Incorrect Information
Deal/Pool Name:   MASTR Asset Backed Securitizations Trust 2006-AM2, Total Group

Performance Data

Distribution Date	Beginning Pool Balance	30 Day Delq Accts	30 Day Delq Bal	30 Day Delq Bal %	60 Day Delq Accts	60 Day Delq Bal	60 Day Delq Bal %	90+ Day Delq Accts	90+ Day Delq Bal	90+ Day Delq Bal %
9/25/2006	471,170,172.79	10	2,758,911.68	0.597	4	1,030,333.58	0.223	2	323,435.83	0.070
8/25/2006	477,328,508.42	0	0	0.000	0	0	0.000	0	0.00	0.000
7/28/2006
Distribution Date	Bankruptcy Balance	Bankruptcy Percent	Foreclosure Balance	Foreclosure Percent	REO Balance	REO Percent	Net Losses	Net Loss Rate	Cumulative Net Losses	Cumulative Net Loss Rate	CPR (Actual)	Pool Factor	Ending Pool Balance
9/25/2006	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	20.804	96.76	461,881,907.98
8/25/2006	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	13.945	98.71	471,170,172.79
7/28/2006												100.00	477,328,508.42

New Information
Deal/Pool Name:   MASTR Asset Backed Securitizations Trust 2006-AM2, Total Group

Performance Data

Distribution Date	Beginning Pool Balance	30 Day Delq Accts	30 Day Delq Bal	30 Day Delq Bal %	60 Day Delq Accts	60 Day Delq Bal	60 Day Delq Bal %	90+ Day Delq Accts	90+ Day Delq Bal	90+ Day Delq Bal %
9/25/2006	471,170,172.79	125	21,067,063.02	4.561	61	12,383,917.55	2.681	16	3,666,283.08	0.794
8/25/2006	477,328,508.42	114	20,207,888.52	4.288	31	7,063,950.83	1.499	0	0.00	0.000
7/28/2006
Distribution Date	Bankruptcy Balance	Bankruptcy Percent	Foreclosure Balance	Foreclosure Percent	REO Balance	REO Percent	Net Losses	Net Loss Rate	Cumulative Net Losses	Cumulative Net Loss Rate	CPR (Actual)	Pool Factor	Ending Pool Balance
9/25/2006	0.00	0.000	2,542,377.80	0.550	0.00	0.000	0.00	0.000	0.00	0.000	20.804	96.76	461,881,907.98
8/25/2006	298,464.32	0.063	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	13.945	98.71	471,170,172.79
7/28/2006												100.00	477,328,508.42

Old/Incorrect Information
Deal/Pool Name:   MASTR Asset Backed Securitizations Trust 2006-FRE2, Total Group

Performance Data

Distribution Date	Beginning Pool Balance	30 Day Delq Accts	30 Day Delq Bal	30 Day Delq Bal %	60 Day Delq Accts	60 Day Delq Bal	60 Day Delq Bal %	90+ Day Delq Accts	90+ Day Delq Bal	90+ Day Delq Bal %
9/25/2006	797,240,838.85	145	31,863,478.20	4.145	195	40,052,087.90	5.211	13	2,275,300.83	0.296
8/25/2006	826,558,949.14	283	61,519,687.58	7.716	19	2,964,362.53	0.372	10	2,363,809.80	0.296
7/25/2006	856,212,899.07	23	3,307,316.88	0.400	7	1,433,936.99	1.173	0	0.00	0.000
6/29/2006	874,791,986.00	3	170,139.19	0.019	0	0.00	0.000	0	0.00	0.000
5/31/2006
Distribution Date	Bankruptcy Balance	Bankruptcy Percent	Foreclosure Balance	Foreclosure Percent	REO Balance	REO Percent	Net Losses	Net Loss Rate	Cumulative Net Losses	Cumulative Net Loss Rate	CPR (Actual)	Pool Factor	Ending Pool Balance
9/25/2006	214,889.90	0.028	4,352,457.82	0.566	0.00	0.000	0.00	0.000	0.00	0.000	35.124	87.866	768,642,529.75
8/25/2006	0.00	0.000	925,962.05	0.116	0.00	0.000	0.00	0.000	0.00	0.000	34.803	91.135	797,240,838.85
7/25/2006	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	34.124	94.486	826,558,949.14
6/29/2006	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	22.280	97.876	856,212,899.07
5/31/2006												100.000	874,791,986.00

New Information
Deal/Pool Name:   MASTR Asset Backed Securitizations Trust 2006-FRE2, Total Group

Performance Data

Distribution Date	Beginning Pool Balance	30 Day Delq Accts	30 Day Delq Bal	30 Day Delq Bal %	60 Day Delq Accts	60 Day Delq Bal	60 Day Delq Bal %	90+ Day Delq Accts	90+ Day Delq Bal	90+ Day Delq Bal %
9/25/2006	797,240,838.85	145	31,863,478.20	4.145	87	16,919,014.11	2.201	40	4,896,829.34	0.637
8/25/2006	826,558,949.14	154	33,921,582.85	4.255	90	17,520,477.06	2.198	25	3,866,607.05	0.485
7/25/2006	856,212,899.07	170	32,835,238.16	3.972	79	18,376,387.88	2.223	0	0.00	0.000
6/29/2006	874,791,986.34	123	29,066,386.89	3.395	0	0.00	0.000	0	0.00	0.000
5/31/2006
Distribution Date	Bankruptcy Balance	Bankruptcy Percent	Foreclosure Balance	Foreclosure Percent	REO Balance	REO Percent	Net Losses	Net Loss Rate	Cumulative Net Losses	Cumulative Net Loss Rate	CPR (Actual)	Pool Factor	Ending Pool Balance
9/25/2006	386,821.75	0.050	24,692,071.25	3.212	0.00	0.000	0.00	0.000	0.00	0.000	35.124	87.866	768,642,529.75
8/25/2006	137,235.62	0.017	12,327,919.38	1.546	0.00	0.000	0.00	0.000	0.00	0.000	34.803	91.135	797,240,838.85
7/25/2006	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	34.124	94.486	826,558,949.14
6/29/2006	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	0.00	0.000	22.280	97.876	856,212,899.07
5/31/2006												100.000	874,791,986.34